Exhibit 99.1

Berry Petroleum Company News Release

Berry Petroleum Announces an Offering of $600 Million Aggregate Principal Amount of Senior Notes Due 2022

Denver — (BUSINESS WIRE) — March 6, 2012 — Berry Petroleum Company (NYSE:BRY) announced today that it intends to publicly offer, subject to market and other customary conditions, $600 million aggregate principal amount of senior notes due 2022 (the “2022 Notes”) pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”).

Berry intends to use the net proceeds from the offering to redeem all $200 million outstanding principal amount of its 8¼% Senior Subordinated Notes due 2016 (the “2016 Notes”), to finance a tender offer (the “Tender Offer”) for up to $150 million aggregate principal amount of its 10¼% Senior Notes due 2014 (the “2014 Notes”) and to reduce outstanding borrowings under its senior secured revolving credit facility.  To the extent that Berry purchases less than $150 million of its 2014 Notes in the Tender Offer, it intends to use the net proceeds that otherwise would have been used to purchase the 2014 Notes to further reduce outstanding borrowings under its senior secured revolving credit facility.  Pending the application of the net proceeds to redeem the 2016 Notes and finance the Tender Offer, Berry intends to reduce outstanding borrowings under its senior secured revolving credit facility, and it may temporarily invest the remaining net proceeds in cash equivalents or short-term investments.  The offering of 2022 Notes is not conditioned upon the successful consummation of the Tender Offer.

Wells Fargo Securities, LLC, BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, RBS Securities Inc. and SG Americas Securities, LLC are acting as joint book-running managers.  A preliminary prospectus supplement relating to the offering has been filed with the SEC and may be found on its website at www.sec.gov.  Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

Wells Fargo Securities, LLC	BMO Capital Markets Corp.
Attn: Client Support	3 Times Square, 28th Floor
550 South Tryon Street	New York, NY 10036
7th Floor MAC D1086-070	Attention: High Yield Syndicate
Charlotte, NC 28202	Telephone: (212) 702-1882
Telephone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

Credit Suisse Securities (USA) LLC	J.P. Morgan Securities LLC
Attention: Prospectus Department	383 Madison Avenue, 3rd Floor
One Madison Avenue	New York, New York 10179
New York, New York 10010	Attention: Syndicate Desk
Telephone (800) 221-1037	Telephone: 800-245-8812

RBS Securities Inc.	SG Americas Securities, LLC
600 Washington Boulevard	1221 Avenue of the Americas
Stamford, Connecticut 06901	New York, New York 10020
Attn: High Yield Debt Capital Markets Syndicate	Attention: David C. Sharp, Managing Director Capital
Telephone: (866) 884-2071	Markets & Syndicate - Americas
E-mail: david-c.sharp@sgcib.com
Telephone: (212) 278-7128
Fax: (212) 278-2072

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.  The notes will be offered only by means of a prospectus, including the prospectus supplement relating to the notes, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  The Tender Offer is being made pursuant to the offer to purchase issued in connection with the Tender Offer, and this press release is not an offer to purchase with respect to any of the 2014 Notes.

About Berry Petroleum Company

Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with operations in California, Colorado, Texas and Utah.

Safe harbor under the “Private Securities Litigation Reform Act of 1995”

Any statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as “estimate,” “expect,” “would,” “will,” “target,” “goal” and “intend” and forms of those words and others indicate forward-looking statements. These statements include but are not limited to forward-looking statements about the offering, the size of the offering, the use of the net proceeds from the offering and the planned Tender Offer, including whether the Tender Offer is consummated in whole or in part. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors which could affect actual results are discussed in Berry’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on February 28, 2012.

Source: Berry Petroleum Company

Berry Petroleum Company

Investors and Media

David Wolf, 1-303-999-4400

or

Shawn Canaday, 1-303-999-4000